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                                                                     EXHIBIT 3.1

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                         MARTIN MIDSTREAM PARTNERS L.P.

         The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

I.       The name of the limited partnership is:

                         MARTIN MIDSTREAM PARTNERS L.P.

II. The address of the partnership's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III. The name and mailing address of the general partner of the partnership is as follows:

                             Martin Midstream GP LLC
                                 4200 Stone Road
                              Kilgore, Texas 75662

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of MARTIN MIDSTREAM PARTNERS L.P. this 21st day of June, 2002.

                                        MARTIN MIDSTREAM GP LLC
                                        its General Partner


                                        By: /s/ ROBERT D. BONDURANT
                                           -------------------------------------
                                           Robert D. Bondurant
                                           Chief Financial Officer